DB1/ 141529565.3 October 11, 2023 Joshua Lehrer-Graiwer 436 Palo Alto Ave Palo Alto CA 94301 Re: Offer of Employment by Marea Therapeutics, Inc. Dear Joshua: On behalf of Marea Therapeutics, Inc. (the “Company”), I am pleased to confirm our offer to employ you as Chief Executive Officer. The terms and conditions of your employment, should you accept this offer, are set forth below in this letter agreement (the “Agreement”): 1. Position. As Chief Executive Officer, you will report to the Board of Directors (the “Board”). During your employment with the Company, you will be a member of the Board. This is a full-time employment position. It is understood and agreed that, while you render services to the Company, you will not engage in any other employment, consulting or other business activities (whether full-time or part-time), except as expressly authorized in writing by the Board. Notwithstanding the foregoing, you may engage in religious, charitable and other community activities so long as such activities do not interfere or conflict with your obligations to the Company. 2. Start Date. Your employment with the Company will begin on October 12, 2023, unless another date is agreed to by you and the Company. The actual first day of your employment with the Company shall be referred to herein as the “Start Date.” 3. Compensation and Related Matters. (a) Base Salary. The Company will pay you an initial base salary at the rate of $475,000.00 per year, payable in accordance with the Company’s standard payroll schedule and subject to applicable deductions and withholdings. Your base salary will be subject to periodic review and adjustments at the Board’s discretion. Your base salary in effect at any given time is referred to herein as the “Base Salary.” (b) Annual Bonus. Beginning in 2024, you will be eligible to receive an annual cash performance bonus targeted at 40% of your Base Salary. The target annual bonus in effect at any given time is referred to herein as “Target Bonus.” Any bonus awarded for the calendar year in which your employment commences will be prorated based on the Start Date. The actual bonus amount is discretionary. To earn an annual bonus, you must be employed by the Company as of the payment date of such bonus, except as provided below. Any annual bonus will be paid no later than March 15th of the calendar year following the calendar year to which such bonus relates. (c) Expenses. The Company will promptly reimburse you for all reasonable expenses incurred by you in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executives. DocuSign Envelope ID: 22AFDEF3-9DD3-4788-8959-60E577ACF4D7

DB1/ 141529565.3 2 (d) Benefits/Paid Time Off. You will be eligible, subject to the terms of the applicable plans and programs, to participate in the employee benefits and insurance programs generally made available to the Company’s full-time employees and afforded eligibility for those benefits and programs afforded to senior executives of the Company generally. Details of such benefits programs, including mandatory employee contributions, if any, and waiting periods, if applicable, will be made available to you as and when such benefit(s) become available. You will be entitled to paid time off consistent with the terms of the Company’s paid time off policy, as in effect from time to time. The Company reserves the right to modify, amend or cancel any of its benefits plans or programs at any time. Notwithstanding the foregoing, you will be covered by the Company’s (or any affiliate’s) directors and officers and errors and omissions insurance policies on a basis no less favorable than any executive or member of the Board, for your service to the Company, which rights will survive termination for any or no reason. 4. Equity Award. Subject to approval of the Board and your continued employment on the date of grant or issuance (which will occur as promptly as reasonably possible, but no later than 90 days following your start date), the Company shall grant to you (at your option) either a restricted stock award for a number of shares of the Company’s common stock (the “Restricted Shares”) or stock options to purchase a number of shares of the Company’s common stock (the “Options”) equal to 2,939,181 shares or options, representing 5% of the Company’s fully diluted capitalization (reflecting then outstanding capital stock and stock options and any authorized but unissued shares reserved under the Equity Documents as defined below). The Restricted Shares or Options will be subject to the standard terms and conditions of the Company’s Stock Incentive Plan and the applicable equity award agreement (the “Equity Documents”), including with respect to vesting as follows: 25% of the Restricted Shares shall vest on the first anniversary of the commencement date of your employment (the “Vesting Commencement Date”) and an additional 2.08334% per month for the next thirty-six successive months, subject to your continued employment with the Company at each such vesting date, such that the Restricted Shares shall be fully vested upon the fourth (4th) anniversary of the Vesting Commencement Date. 5. Location. Your primary work location will be at the Company’s office, which is currently in San Francisco, California, provided that you may be required to travel for business from time to time, consistent with the Company’s business needs. Any such travel expenses will be reimbursed to you in accordance with the Company’s travel and expense policy. 6. At-Will Employment; Date of Termination. At all times your employment is “at will,” meaning you or the Company may terminate it at any time for any or no reason, subject to the terms of this Agreement. Although your job duties, title, reporting structure, compensation and benefits, as well as the Company’s benefit plans and personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Chairman of the Board. Your last day of employment for any reason is referred to herein as the “Date of Termination.” In the event that you elect to end your employment other than for Good Reason (as defined below), the Company requires you to provide at least 30 days’ advance written notice to the Company. Notwithstanding the foregoing, the Company may unilaterally accelerate the Date of Termination, and such acceleration shall not result in a termination by the Company for purposes of this Agreement. DocuSign Envelope ID: 22AFDEF3-9DD3-4788-8959-60E577ACF4D7

DB1/ 141529565.3 3 To the extent applicable, you shall be deemed to have resigned from all officer and board member positions that you hold with the Company or any of its respective subsidiaries and affiliates upon the termination of your employment for any reason. You shall execute any documents in reasonable form as may be requested to confirm or effectuate any such resignations. 7. Accrued Obligations. In the event of the ending of your employment for any reason, the Company shall pay you (i) your Base Salary through the Date of Termination and, if applicable, any accrued but unused vacation, through the Date of Termination, and (ii) the amount of any documented expenses properly incurred by you on behalf of the Company prior to any such termination and not yet reimbursed (the “Accrued Obligations”). 8. Severance Pay and Benefits Outside of the Change in Control Period. In the event that the Company terminates your employment without Cause or you resign for Good Reason, in each case outside of the Change in Control Period (as such capitalized terms are defined in Appendix A), then, in addition to you being entitled to the Accrued Obligations, and subject to (i) you signing a separation agreement and release in a form and manner reasonably satisfactory to you and the Company, which shall include, without limitation, a general release of claims against the Company and all related persons and entities, a reaffirmation of the Continuing Obligations (as defined below) and shall provide that if you breach the Continuing Obligations, all payments of the Severance Amount (as defined below) shall immediately cease (the “Separation Agreement and Release”), and (ii) the Separation Agreement and Release becoming irrevocable, all within 60 days after the Date of Termination (or such shorter period as set forth in the Separation Agreement and Release), which shall include a seven (7) day revocation period: (a) The Company shall pay you an amount equal to 12 months of your Base Salary (as in effect prior to any reduction constituting Good Reason) (the “Severance Amount”); (b) subject to your copayment of premium amounts at the applicable active employees’ rate and your (or your eligible dependents’) proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay to the group health plan provider(s) or the COBRA provider a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to you if you had remained employed by the Company until the earliest of (A) the 12 month anniversary of the Date of Termination; (B) your eligibility for group health plan benefits under any other employer’s group health plan; or (C) the cessation of your continuation rights under COBRA; provided, however, that if the Company reasonably determines that it cannot pay such amounts to the group health plan provider(s) or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then the Company shall convert such payments to payroll payments directly to you for the time period specified above. Such payments, if to you, shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates. The amounts payable under this Section 8, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over 12 months commencing within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount, to DocuSign Envelope ID: 22AFDEF3-9DD3-4788-8959-60E577ACF4D7

DB1/ 141529565.3 4 the extent it qualifies as “non-qualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). If your employment ends for any reason other than a termination by the Company without Cause or a resignation by you for Good Reason, you will be entitled to the Accrued Obligations and will not be entitled to any further compensation from the Company. For the avoidance of doubt, if your employment ends due to your death or disability (meaning qualifying for long term disability benefits under the Company’s LTD policy, or if none, your permanent and total disability under Section 22(e)(3) of the U.S. Internal Revenue Code of 1986, as amended), you will receive the Accrued Obligations, a Prorated Bonus (at target) and any Prior Year’s Bonus, but will not be eligible for severance pay and benefits, whether pursuant to Section 8, Section 9 or otherwise. 9. Severance Pay and Benefits Within the Change in Control Period. In the event that the Company terminates your employment without Cause or you resign for Good Reason, in each case within the Change in Control Period, then, in addition to you being entitled to the Accrued Obligations, and subject to you signing the Separation Agreement and Release and it becoming fully effective, all within 60 days after the Date of Termination, which shall include a seven (7) day revocation period, the Company shall (i) provide you the severance pay and benefits set forth in Section 8 plus your annual target bonus for the 12 months following such termination, subject to the terms and conditions set forth in Section 8, and (ii) notwithstanding anything to the contrary in any applicable option agreement or other stock-based award agreement, all of your time-based stock options and other stock-based awards subject to time-based vesting (the “Time-Based Equity Awards”) shall immediately accelerate and become fully vested and exercisable or nonforfeitable as of the later of (i) the Date of Termination or (ii) the effective date of the Separation Agreement and Release (the “Accelerated Vesting Date”); provided that any termination or forfeiture of the unvested portion of such Time-Based Equity Awards that would otherwise occur on the Date of Termination in the absence of this Agreement will be delayed until the effective date of the Separation Agreement and Release and will only occur if the vesting pursuant to this subsection does not occur due to the absence of the Separation Agreement and Release becoming fully effective within the time period set forth therein. Notwithstanding the foregoing, no additional vesting of the Time-Based Equity Awards shall occur in the normal course during the period between the Date of Termination and the Accelerated Vesting Date. For the avoidance of doubt, Section 8 and Section 9 of this Agreement are mutually exclusive and in no event shall you be entitled to payments or benefits pursuant to both Section 8 and Section 9 of this Agreement. 10. Continuing Obligations. (a) Restrictive Covenants Agreement. As a condition of your employment, you are required to enter into the Employee Confidentiality, Assignment, and Nonsolicitation Agreement enclosed with this Agreement (the “Restrictive Covenants Agreement”). For purposes of this Agreement, the obligations in this Section 10 and those that arise in the Restrictive Covenants DocuSign Envelope ID: 22AFDEF3-9DD3-4788-8959-60E577ACF4D7

DB1/ 141529565.3 5 Agreement and any other agreement relating to confidentiality, assignment of inventions, or other restrictive covenants shall collectively be referred to as the “Continuing Obligations.” (b) Third Party Agreements and Rights. You hereby confirm that you are not bound by the terms of any agreement with any previous employer or other party which restricts in any way your use or disclosure of information, other than confidentiality restrictions (if any) or your engagement in any business. You represent to the Company that your execution of this Agreement, your employment with the Company and the performance of your proposed duties for the Company will not violate any obligations you may have to any such previous employer or other party. In your work for the Company, you will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and you will not bring to the premises of the Company any copies or other tangible embodiments of non- public information belonging to or obtained from any such previous employment or other party. (c) Litigation and Regulatory Cooperation. During and after your employment, you shall reasonably cooperate fully with the Company in (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while you were employed by the Company, and (ii) the investigation, whether internal or external, of any matters about which the Company believes you may have knowledge or information (in either case of (i) or (ii), other than where your interests are potentially adverse to those of the Company). Your full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available to meet with counsel to answer questions or to prepare for discovery or trial and to act as a witness on behalf of the Company with respect to the foregoing at mutually convenient times. During and after your employment, you also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while you were employed by the Company. The Company shall reimburse you for any reasonable out-of-pocket expenses incurred in connection with your performance of obligations pursuant to this Section 10(c), and if you are no longer employed by the Company, the Company will pay you a per diem at a rate agreed upon in advance (not to be less than the daily rate based on the Base Salary) for any cooperation under this paragraph in excess of 10 hours in the aggregate. To the extent practicable, the Company will account for your personal and professional commitments in scheduling any such request for cooperation, and such cooperation may be provided remotely to the extent possible. (d) Relief. You agree that it would be difficult to measure any damages caused to the Company which might result from your breach of any of the Continuing Obligations, and that in any event money damages may be an inadequate remedy for any such breach. Accordingly, you agree that if you breach, or propose to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to seek an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company. 11. Section 409A (a) Anything in this Agreement to the contrary notwithstanding, if at the time of your separation from service within the meaning of Section 409A of the Code, the Company determines DocuSign Envelope ID: 22AFDEF3-9DD3-4788-8959-60E577ACF4D7

DB1/ 141529565.3 6 that you are a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that you become entitled to under this Agreement or otherwise on account of your separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after your separation from service, or (B) your death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule. (b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by you during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. (c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the termination of your employment, then such payments or benefits shall be payable only upon your “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h). (d) The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. (e) The Company makes no representation or warranty and shall have no liability to you or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section. 12. Withholding; Tax Effect. All forms of compensation referred to in this Agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. You hereby acknowledge that the Company does not have a duty to design its DocuSign Envelope ID: 22AFDEF3-9DD3-4788-8959-60E577ACF4D7

DB1/ 141529565.3 7 compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or the Board related to tax liabilities arising from your compensation. 13. Interpretation and Enforcement. This Agreement, together with Appendix A, the Restrictive Covenants Agreement and the Equity Documents, constitutes the complete agreement between you and the Company, contains all of the terms of your employment with the Company and supersedes any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company. Except as expressly otherwise provided in the Equity Documents or the Restrictive Covenants Agreement, the terms of this Agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this Agreement or arising out of, related to, or in any way connected with this Agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by California law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in California in connection with any Dispute or any claim related to any Dispute. 14. Assignment. Neither you nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without your consent to any affiliate that operates the Company’s business or to any person or entity with whom the Company shall hereafter effect a reorganization, consolidate with, or merge into or to whom it transfers all or substantially all of its properties or assets; provided further, that if you remain employed or become employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then you shall not be entitled to any payments, benefits or vesting pursuant to Section 8 or pursuant to Section 9 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon you and the Company, and each of your and its respective successors, executors, administrators, heirs and permitted assigns. 15. Waiver; Amendment. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may be amended or modified only by a written instrument signed by you and by a duly authorized representative of the Company. 16. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 17. Conditions. This offer is contingent on the completion of successful reference and background checks, if so requested and as determined by the Company. As with any employee, you must submit satisfactory proof of your identity and your legal authorization to work in the United States. DocuSign Envelope ID: 22AFDEF3-9DD3-4788-8959-60E577ACF4D7

DB1/ 141529565.3 8 18. Legal Fees. The Company shall directly pay or reimburse you for reasonable, documented legal fees incurred by you in connection with the review and negotiation of this Agreement in an amount not to exceed $5,000. 19. Other Terms. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of your employment to the extent necessary to effectuate the terms contained herein. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement. This Agreement may be executed in separate counterparts. When both counterparts are signed, they shall be treated together as one and the same document. PDF copies of signed counterparts shall be equally effective as originals. [Signature page follows.] DocuSign Envelope ID: 22AFDEF3-9DD3-4788-8959-60E577ACF4D7

DB1/ 141529565.3 To accept this offer of employment, please sign and return this Agreement and the Restrictive Covenants Agreement by October 11, 2023. We look forward to your joining the Company. Very truly yours, By: $docusign:SignHere::InternalSigner1 Name: $docusign:FullName::InternalSigner1 Title: $docusign:Title::InternalSigner1 Enclosure (Restrictive Covenants Agreement) I have read and accept this employment offer: docusign:SignHere::Customer1 Joshua Lehrer-Graiwer Date Signed: Laptop preference: Mac PC DocuSign Envelope ID: 22AFDEF3-9DD3-4788-8959-60E577ACF4D7 X October 11, 2023 Chair of the Board Ted Love, MD

DB1/ 141529565.3 Appendix A 1) “Cause” shall mean (i) your willful statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business that results in or is reasonably anticipated to result in harm to the Company; (ii) your commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) your failure to perform your assigned duties and responsibilities to the reasonable satisfaction of the Company’s Board of Directors (the “Board”), which failure continues, in the reasonable judgment of the Board, for thirty (30) days after written notice given to you by the Board describing such failure; (iv) your gross negligence, willful misconduct or failure to follow the lawful reasonable directives of the Board consistent with your position that results in or is reasonably anticipated to result in harm to the Company; or (v) your violation of any material provision of any agreement(s) between you and the Company or any Company policies including, without limitation, agreements relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions or policies related to ethics or workplace conduct, which violation is not cured (to the extent reasonably curable) within thirty (30) days following written notice to you from the Board describing such violation. “Willful” for purposes of “Cause” shall mean your bad faith or you acting without the reasonable belief that the acts (or omissions) you undertook were in the best interests of the Company. 2) “Change in Control” shall mean (i) the sale of the Company in which the shareholders of the Company in their capacity as such no longer, directly or indirectly, own a majority of the outstanding equity securities of the Company (or its successor); (ii) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (iii) any other acquisition of the business of the Company, as determined by the Company’s Board of Directors in their sole discretion. For the avoidance of doubt, in no event shall a bona fide equity or debt financing of the Company, including a financing in which greater than 50% of the Company's outstanding equity securities are acquired by a third-party, or reorganization required to effect an initial public offering (e.g., a reverse merger), be deemed a “Change in Control” for purposes of this Agreement. Notwithstanding the foregoing, the definition of Change in Control shall be deemed to include any transaction(s) or event(s) under any definition of Change in Control, sale of the company, or similar definition afforded to, or any transaction or event being treated as a change in control with respect to, any other senior executive or member of the Board. 3) “Change in Control Period” shall mean the period that commences ninety (90) days prior to the date of the first event constituting a Change in Control and continuing for the twelve (12) month period that immediately follows the first event constituting a Change in Control. 4) “Good Reason” shall mean that you have complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events without your consent: (i) (A) a material diminution in your base salary, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company or a material reduction in your duties, authority or responsibilities following a Change in Control; or (B) an adverse change DocuSign Envelope ID: 22AFDEF3-9DD3-4788-8959-60E577ACF4D7

DB1/ 141529565.3 11 in your title, reporting, role, or position; (ii) a material change in the geographic location at which you are regularly required to provide services to the Company, excluding short-term business travel (note: Bay area locations including the East Bay and South San Francisco are not considered a material location change); or (iii) the material breach of this Agreement or any other agreement to which you are party or otherwise subject (including without limitation the Equity Documents or the Restrictive Covenants Agreement) by the Company or its affiliates. 5) “Good Reason Process” shall mean that (i) you reasonably determine in good faith that a “Good Reason” condition has occurred; (ii) you notify the Company in writing of the first occurrence of the Good Reason condition within 60 days following you first reasonably and in good faith becoming aware of the first occurrence of such condition; (iii) you reasonably cooperate in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) you terminate your employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred. DocuSign Envelope ID: 22AFDEF3-9DD3-4788-8959-60E577ACF4D7